Exhibit 99.1

Quintiles 3rd Quarter 2015 Results

  8.3% constant currency service revenue growth compared to the third quarter of 2014
  44.6% increase in diluted adjusted EPS to $0.94 per share compared to the third quarter of 2014, third quarter GAAP reported diluted EPS of $0.89
  Net new business of $1.16 billion, increasing backlog to $11.75 billion as of September 30, 2015
  Updating full year 2015 constant currency service revenue growth guidance to a range of 8.6% - 9.2% compared to full year 2014 and increasing diluted adjusted EPS guidance to $3.27 - $3.33 per share, representing diluted adjusted EPS growth of 21.1% - 23.3% compared to full year 2014

RESEARCH TRIANGLE PARK, N.C.--(BUSINESS WIRE)--October 28, 2015--Quintiles Transnational Holdings Inc. (“Quintiles” or the “Company”) (NYSE: Q) today reported its financial results for the quarter ended September 30, 2015.

For the three months ended September 30, 2015, the Company’s growth in service revenues, excluding the impact of foreign currency fluctuations (“constant currency”), was 8.3% with 9.4% growth in the Product Development segment and 5.5% growth in the Integrated Healthcare Services segment. The Company’s service revenues were $1.09 billion which at actual rates represents growth of 3.1%, or $32.5 million, including an unfavorable foreign currency impact of $55.6 million compared to the same period last year.

Adjusted income from operations was $179.0 million in the third quarter of 2015, representing growth of 18.6% at actual rates compared to the same period last year. The adjusted income from operations margin was 16.4%, representing 220 basis points of margin expansion compared to the same period last year. The margin expansion resulted from a constant currency improvement in Integrated Healthcare Services operating margin and the benefit of 160 basis points from favorable currency fluctuations across the Company. Adjusted net income was $117.6 million and diluted adjusted earnings per share was $0.94 in the quarter ended September 30, 2015. Equity in earnings of unconsolidated affiliates contributed $0.03 to diluted adjusted earnings per share in the current quarter.

Reported GAAP income from operations was $167.0 million, reported GAAP net income was $111.3 million and reported GAAP diluted earnings per share was $0.89 for the three months ended September 30, 2015, respectively. Reconciliations of the non-GAAP measures, including adjusted income from operations, adjusted net income and diluted adjusted earnings per share to the corresponding GAAP measures are attached to this press release.

Net new business of $1.16 billion was recorded for the third quarter, representing a book-to-bill ratio of 1.06, with a Product Development book-to-bill ratio of 1.20 and Integrated Healthcare Services book-to-bill ratio of 0.68 for the quarter. This net new business contributed to an ending backlog of $11.75 billion on September 30, 2015.

“Our disciplined operational and management processes enabled us to deliver strong growth in diluted adjusted EPS at $0.94 per share, an increase of 44.6%,” said Chief Executive Officer Tom Pike. “We are seeing continued success in our Product Development segment, with now five consecutive quarters with a 1.20 or greater book-to-bill ratio, and we remain focused on delivering our industry-leading $11.75 billion backlog.”

“Quintiles’ industry leadership position was recently illustrated in a recent report from Industry Standard Reports (ISR), who named us the leader in Phase IV clinical services. We were awarded the SCRS Eagle Award for our work with clinical research sites and were named Asia Pacific CRO Company of the Year by Frost & Sullivan,” Pike continued. “This recognition reflects our commitment to the highest standards of quality.”

The Product Development segment net new business totaled $971 million in the quarter ended September 30, 2015 which translates to a book-to-bill ratio of 1.20. Product Development’s constant currency service revenues grew 9.4%, or $72.4 million, during the third quarter of 2015 compared to the same period last year. At actual foreign exchange rates, Product Development service revenues were $810.1 million, negatively impacted by $33.7 million of unfavorable foreign currency exchange, resulting in service revenue growth of 5.0% compared to the same period last year. The constant currency revenue growth resulted from Q2 Solutions and volume-related increases in core clinical services, clinical solutions and services provided on a functional resourcing basis and clinical trial support services, offset by the negative impact of cancellations from 2014. Product Development’s income from operations margin was 22.4% for the third quarter, representing an improvement of 190 basis points compared to the same period last year, including 220 basis points of positive foreign exchange benefits, offset by an increase in billable headcount due to the ramp-up of new projects and our investment in the growth of our Global Delivery Network.

The Integrated Healthcare Services segment net new business totaled $193 million in the quarter ended September 30, 2015, which translates to a book-to-bill ratio of 0.68, which was negatively impacted by a large cancellation for commercial services in North America and lower net new business for commercial services in Japan and in real-world and late phase research services. Integrated Healthcare Services’ constant currency service revenues grew 5.5%, or $15.7 million, during the third quarter of 2015 compared to the same period last year. At actual foreign exchange rates, Integrated Healthcare Services’ service revenues declined 2.1% to $283.4 million, negatively impacted by $21.9 million from unfavorable foreign currency exchange. The constant currency revenue growth resulted from increases in real-world and late phase research services, offset by a decline in commercial services in Europe due primarily to the conclusion of an agreement to distribute pharmaceutical products in Italy. Integrated Healthcare Services’ income from operations margin was 8.5% at actual rates including a 20 basis point impact from unfavorable currency fluctuations. The income from operations margin at constant currency improved 180 basis points compared to the same period last year.

General corporate and unallocated expenses were $26.5 million during the quarter ended September 30, 2015 compared to $27.1 million for the same period last year. Interest expense was $25.4 million during the quarter ended September 30, 2015 compared to $25.0 million for the same period last year.

Other income, net was $0.9 million during the quarter ended September 30, 2015 compared to $7.8 million for the same period last year. The third quarter of 2014 primarily consisted of $8.8 million in income related to the change in fair value of contingent consideration from an acquisition, primarily offset by $0.9 million of foreign currency net losses.

The GAAP effective income tax rate was 28.0% for the third quarter of 2015 compared to 31.1% for the same period in 2014.

Equity in earnings of unconsolidated affiliates was $5.4 million during the third quarter of 2015 compared to equity in earnings of unconsolidated affiliates of $1.5 million for the same period last year. The increase was primarily due to gains from our NovaQuest Pharma Opportunities Fund investment.

Net loss attributable to noncontrolling interests was $2.4 million during the quarter ended September 30, 2015 compared to income of $0.1 million for the same period in 2014. The net loss attributable to noncontrolling interests included a portion of the restructuring charges and was primarily due to the minority interest partner’s share in Q2 Solutions.

For the nine months ended September 30, 2015, the Company’s constant currency service revenue growth was 8.8%, or $272.8 million, as compared to the same period in 2014. At actual foreign exchange rates, the Company’s service revenues of $3.2 billion for the nine months ended September 30, 2015 grew 3.1% compared to the same period in 2014, which included a negative foreign currency impact of $176.8 million. Adjusted income from operations for the nine months ended September 30, 2015 was $492.2 million representing growth of 13.1% compared to the same period in 2014. Adjusted income from operations margin was 15.4% representing 140 basis points of margin expansion compared to the same period last year, including 130 basis points from favorable currency fluctuations and a constant currency increase in the Integrated Healthcare Services operating income margin. Adjusted net income was $307.5 million for the nine months ended September 30, 2015 representing growth of 17.6% compared to the same period last year. Diluted adjusted earnings per share was $2.43 for the nine months ended September 30, 2015 representing growth of 22.7% compared to the same period last year. Reported GAAP income from operations was $468.6 million, reported GAAP net income was $282.6 million, and reported GAAP diluted earnings per share was $2.24 for the nine months ended September 30, 2015.

Financial Guidance

The Company is updating its full year 2015 constant currency service revenue growth guidance to a range of 8.6% - 9.2% compared to full year 2014. The Company is also increasing its diluted adjusted earnings per share guidance range to $3.27 - $3.33 per share, representing growth of 21.1% - 23.3%, with diluted GAAP earnings per share between $3.02 - $3.11 per share. The annual effective income tax rate is projected to be approximately 29.5%. This financial guidance is based on the end of September foreign currency exchange rates and does not reflect the potential impact of any future equity repurchases.

Webcast & Conference Call Details

Quintiles will host a conference call at 8:00 a.m. EDT today to discuss its third quarter 2015 financial results. To participate, please dial +1 (855) 710-5091 or +1 (706) 902-0591 outside the United States approximately 15 minutes before the scheduled start of the call. The conference call will also be accessible live via webcast on the Investors section of the Quintiles website at www.quintiles.com/investors. An archived replay of the conference call will be available online at www.quintiles.com/investors after 1:00 p.m. EDT today.

About Quintiles

Quintiles (NYSE: Q) helps biopharma and other healthcare companies improve their probability of success by connecting insights from our deep scientific, therapeutic and analytics expertise with superior delivery for better outcomes. From advisory through operations, Quintiles is the world’s largest provider of product development and integrated healthcare services, including commercial and observational solutions. Conducting operations in approximately 100 countries, Quintiles is a member of the FORTUNE 500 and has been named to FORTUNE’s list of the “World’s Most Admired Companies.” To learn more, visit www.quintiles.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements reflect, among other things, the Company’s current expectations and anticipated results of operations, all of which are subject to known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements, market trends or industry results to differ materially from those expressed or implied by such forward-looking statements. Therefore, any statements contained herein that are not statements of historical fact may be forward-looking statements and should be evaluated as such. Without limiting the foregoing, the words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “should,” “guidance,” “targets,” “will” and the negative thereof and similar words and expressions are intended to identify forward-looking statements. Actual results may differ materially from the Company’s expectations due to a number of factors, including, but not limited to, that most of the Company’s contracts may be terminated on short notice, and that the Company may be unable to maintain large customer contracts or to enter into new contracts; the Company may under-price its contracts, overrun its cost estimates, or fail to receive approval for or experience delays in documenting change orders; the historical indications of the relationship of backlog to revenues may not be indicative of their future relationship; the Company may be unable to maintain information systems or effectively update them; customer or therapeutic concentration could harm the Company’s business; the Company’s business is subject to risks associated with international operations, including economic, political and other risks such as compliance with a myriad of laws and regulations, complications from conducting clinical trials in multiple countries simultaneously and changes in exchange rates; the Company may be unable to successfully identify, acquire and integrate businesses, services and technologies; the Company’s effective income tax rate may fluctuate, which may adversely affect our operations, earnings, and earnings per share; the Company relies on exemptions for “controlled companies” from certain corporate governance requirements during a one year transition period; certain of the Company’s corporate governance documents could make an acquisition of the Company more difficult; and the Company has substantial indebtedness and may incur additional indebtedness in the future, which could adversely affect the Company’s financial condition. For a further discussion of the risks relating to the Company’s business, see the “Risk Factors” in Quintiles’ annual report on Form 10-K for the fiscal year ended December 31, 2014, filed with the SEC, as such factors may be amended or updated from time to time in Quintiles’ subsequent periodic filings with the SEC, which are accessible on the SEC's website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in Quintiles’ filings with the SEC. The Company assumes no obligation to update any such forward-looking statement after the date of this release, whether as a result of new information, future developments or otherwise.

Use of Non-GAAP Financial Measures

This press release includes adjusted EBITDA, adjusted income from operations, adjusted income from operations margin, adjusted net income and diluted adjusted earnings per share, each of which is a financial measure not prepared in accordance with accounting principles generally accepted in the United States (“GAAP”). Management believes that these non-GAAP measures provide useful supplemental information to management and investors regarding the underlying performance of the Company’s business operations and are more indicative of core operating results as they exclude certain items whose fluctuations from period-to-period do not necessarily correspond to changes in the core operations of the business. These non-GAAP measures are performance measures only and are not measures of the Company’s cash flows or liquidity, nor are they alternatives for measures of financial performance prepared in accordance with GAAP and may be different from similarly titled non-GAAP measures used by other companies. Investors and potential investors are encouraged to review the reconciliations of the non-GAAP financial measures to their most directly comparable GAAP measures attached to this press release.

Internet Posting of Information: The Company routinely posts information that may be important to investors in the 'Investors' section of the Company’s website at www.quintiles.com. The Company encourages investors and potential investors to consult the Company’s website regularly for important information about the Company.

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QUINTILES TRANSNATIONAL HOLDINGS INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014

Service revenues	$1,093,480	$1,061,013	$3,197,820	$3,101,777
Reimbursed expenses	331,289	339,021	1,018,069	947,133
Total revenues	1,424,769	1,400,034	4,215,889	4,048,910
Costs of revenue, service costs	683,058	691,051	2,028,730	2,009,287
Costs of revenue, reimbursed expenses	331,289	339,021	1,018,069	947,133
Selling, general and administrative	231,415	219,027	676,919	657,283
Restructuring costs	11,984	1,793	23,542	3,749
Income from operations	167,023	149,142	468,629	431,458
Interest income	(1,141)	(602)	(3,470)	(2,851)
Interest expense	25,429	25,050	76,256	74,552
Loss on extinguishment of debt	—	—	7,780	—
Other (income) expense, net	(934)	(7,776)	7,864	(9,564)
Income before income taxes and equity in
earnings of unconsolidated affiliates	143,669	132,470	380,199	369,321
Income tax expense	40,192	41,260	107,980	111,049
Income before equity in earnings
of unconsolidated affiliates	103,477	91,210	272,219	258,272
Equity in earnings of unconsolidated affiliates	5,362	1,523	7,998	9,785
Net income	108,839	92,733	280,217	268,057
Net loss (income) attributable to noncontrolling interests	2,447	(79)	2,418	(100)
Net income attributable to Quintiles
Transnational Holdings Inc.	$111,286	$92,654	$282,635	$267,957
Earnings per share attributable to common shareholders:
Basic	$0.91	$0.73	$2.28	$2.08
Diluted	$0.89	$0.71	$2.24	$2.03
Weighted average common shares outstanding:
Basic	122,848	127,462	123,728	128,780
Diluted	125,339	130,626	126,443	131,903

QUINTILES TRANSNATIONAL HOLDINGS INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)

			September 30,	December 31,
			2015	2014
			(unaudited)
ASSETS
Current assets:
Cash and cash equivalents			$1,081,804	$867,358
Restricted cash			2,610	2,882
Trade accounts receivable and unbilled services, net			1,128,899	975,255
Prepaid expenses			51,470	44,628
Deferred income taxes			111,847	118,515
Income taxes receivable			56,184	45,357
Other current assets and receivables			87,365	92,088
Total current assets			2,520,179	2,146,083
Property and equipment, net			194,744	190,297
Investments in debt, equity and other securities			33,149	34,503
Investments in and advances to unconsolidated affiliates			44,038	31,508
Goodwill			724,014	464,434
Other identifiable intangibles, net			374,419	280,243
Deferred income taxes			34,516	35,972
Deposits and other assets			108,677	112,913
Total assets			$4,033,736	$3,295,953
LIABILITIES AND SHAREHOLDERS’ DEFICIT
Current liabilities:
Accounts payable and accrued expenses			$871,206	$842,387
Unearned income			558,826	543,305
Income taxes payable			25,974	55,694
Current portion of long-term debt and obligations
held under capital leases			48,505	826
Other current liabilities			19,464	29,688
Total current liabilities			1,523,975	1,471,900
Long-term debt and obligations held under
capital leases, less current portion			2,430,034	2,282,612
Deferred income taxes			89,556	61,797
Other liabilities			170,097	183,656
Total liabilities			4,213,662	3,999,965
Commitments and contingencies
Shareholders’ deficit:
Common stock and additional paid-in capital,
300,000 shares authorized, $0.01 par value,
123,078 and 124,129 shares issued and outstanding at
September 30, 2015 and December 31, 2014, respectively			239,588	143,828
Accumulated deficit			(550,148)	(788,798)
Accumulated other comprehensive loss			(95,461)	(59,091)
Deficit attributable to Quintiles Transnational
Holdings Inc.’s shareholders			(406,021)	(704,061)
Noncontrolling interests			226,095	49
Total shareholders’ deficit			(179,926)	(704,012)
Total liabilities and shareholders’ deficit			$4,033,736	$3,295,953

QUINTILES TRANSNATIONAL HOLDINGS INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

			Nine Months Ended
			September 30,
			2015	2014
Operating activities:
Net income			$280,217	$268,057
Adjustments to reconcile net income to cash
provided by operating activities:
Depreciation and amortization			93,224	89,113
Amortization of debt issuance costs and discount			7,485	4,787
Amortization of accumulated other comprehensive
loss on terminated interest rate swaps			4,781	—
Share-based compensation			28,702	22,388
Earnings from unconsolidated affiliates			(7,965)	(9,763)
Loss (gain) on investments, net			1,074	(4,806)
Provision for (benefit from) deferred income taxes			23,252	(11,529)
Excess income tax benefits from share-based award activities			(35,144)	(12,802)
Changes in operating assets and liabilities:
Change in accounts receivable, unbilled services
and unearned income			(170,279)	(118,721)
Change in other operating assets and liabilities			44,029	(50,927)
Net cash provided by operating activities			269,376	175,797
Investing activities:
Acquisition of property, equipment and software			(56,692)	(57,782)
Acquisition of businesses, net of cash acquired			31,001	(92,201)
Proceeds from sale of equity securities			—	5,861
Investments in and advances to unconsolidated
affiliates, net of payments received			(4,840)	(2,137)
Termination of interest rate swaps			(10,981)	—
Other			2,111	332
Net cash used in investing activities			(39,401)	(145,927)
Financing activities:
Proceeds from issuance of debt			2,248,500	—
Payment of debt issuance costs			(22,028)	—
Repayment of debt and principal payments
on capital lease obligations			(2,048,211)	(6,729)
Issuance of common stock, net of costs			—	(105)
Stock issued under employee stock purchase and option plans			58,323	23,201
Repurchase of common stock			(250,000)	(165,131)
Payroll taxes remitted on repurchase of stock options			—	(8,415)
Excess income tax benefits from share-based award activities			35,144	12,802
Net cash provided by (used in) financing activities			21,728	(144,377)
Effect of foreign currency exchange rate changes on cash			(37,257)	(18,602)
Increase (decrease) in cash and cash equivalents			214,446	(133,109)
Cash and cash equivalents at beginning of period			867,358	778,143
Cash and cash equivalents at end of period			$1,081,804	$645,034

QUINTILES TRANSNATIONAL HOLDINGS INC. AND SUBSIDIARIES
CONSOLIDATED SEGMENT OPERATIONS
(in thousands)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014

Service revenues
Product Development	$810,045	$771,361	$2,345,971	$2,323,376
Integrated Healthcare Services	283,435	289,652	851,849	778,401
Total service revenues	1,093,480	1,061,013	3,197,820	3,101,777

Costs of revenue, service costs
Product Development	461,858	458,731	1,352,730	1,374,492
Integrated Healthcare Services	221,200	232,320	676,000	634,795
Total costs of revenue, service costs	683,058	691,051	2,028,730	2,009,287

Selling, general and administrative
Product Development	166,758	154,460	478,643	471,697
Integrated Healthcare Services	38,186	37,447	114,953	103,069
General corporate and unallocated	26,471	27,120	83,323	82,517
Total selling, general and administrative	231,415	219,027	676,919	657,283

Income from operations
Product Development	181,429	158,170	514,598	477,187
Integrated Healthcare Services	24,049	19,885	60,896	40,537
General corporate and unallocated	(26,471)	(27,120)	(83,323)	(82,517)
Restructuring costs	(11,984)	(1,793)	(23,542)	(3,749)
Total income from operations	$167,023	$149,142	$468,629	$431,458

QUINTILES TRANSNATIONAL HOLDINGS INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
Adjusted EBITDA
Net income attributable to Quintiles Transnational Holdings Inc.	$111,286	$92,654	$282,635	$267,957
Interest expense, net	24,288	24,448	72,786	71,701
Income tax expense	40,192	41,260	107,980	111,049
Depreciation and amortization	32,884	30,180	93,224	89,113
Restructuring costs	11,984	1,793	23,542	3,749
Loss on extinguishment of debt	—	—	7,780	—
Adjustment to estimated contingent consideration	116	(8,757)	6,002	(8,839)
Adjusted EBITDA	$220,750	$181,578	$593,949	$534,730

Adjusted Income from Operations
Income from operations, as reported	$167,023	$149,142	$468,629	$431,458
Restructuring costs	11,984	1,793	23,542	3,749
Adjusted income from operations	$179,007	$150,935	$492,171	$435,207

Adjusted Net Income
Net income attributable to Quintiles Transnational Holdings Inc.	$111,286	$92,654	$282,635	$267,957
Restructuring costs	11,984	1,793	23,542	3,749
Noncontrolling interests effect of non-GAAP adjustments (1)	(2,306)	—	(2,306)	—
Loss on extinguishment of debt	—	—	7,780	—
Adjustment to estimated contingent consideration	116	(8,757)	6,002	(8,839)
Tax effect of adjustments (2)	(3,500)	(705)	(10,131)	(1,298)
Adjusted net income	$117,580	$84,985	$307,522	$261,569

Diluted weighted average common shares outstanding	125,339	130,626	126,443	131,903
Diluted adjusted earnings per share	$0.94	$0.65	$2.43	$1.98

(1) Reflects the portion of Q2 Solutions’ after-tax non-GAAP adjustments attributable to the minority interest partner.

(2) The tax effect of adjustments was based on the income tax rate of the respective transactions, which was 38.5%, with the exception of (i) restructuring costs which were tax effected at 29.2% and 39.3% during the three months ended September 30, 2015 and 2014, respectively, and 30.3% and 34.6% during the nine months ended September 30, 2015 and 2014, respectively and (ii) contingent consideration which is not tax effected as it represents a permanent difference between book and tax income.

QUINTILES TRANSNATIONAL HOLDINGS INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP MEASURES (Continued)
(in millions, except per share data)
(unaudited)

Reconciliation of GAAP to Non-GAAP Full Year 2015 Guidance
			Diluted Adjusted
	Adjusted Net Income		Earnings Per Share
	Low	High	Low	High
Net income attributable to Quintiles and diluted earnings per share	$382	$392	$3.02	$3.11
Restructuring costs	32	28	0.25	0.22
Loss on extinguishment of debt	8	8	0.06	0.06
Adjustment to estimated contingent consideration	6	6	0.05	0.05
Noncontrolling interests effect of non-GAAP adjustments (1)	(2)	(2)	(0.02)	(0.02)
Tax effect of adjustments (2)	(13)	(11)	(0.10)	(0.09)
Adjusted net income and diluted adjusted earnings per share	$413	$420	$3.27	$3.33

(1) Reflects the portion of Q2 Solutions’ after-tax non-GAAP adjustments attributable to the minority interest partner.

(2) The tax effect of adjustments was based on the income tax rate of the respective transactions, which was 30% for Restructuring Costs and 38.5% for Loss on Extinguishment of Debt. Adjustment to Estimated Contingent Consideration is not tax effected as it represents a permanent difference between book and tax income. Noncontrolling Interest Effect of Non-GAAP Adjustments is presented net of tax.

Note: Totals may not sum due to rounding.

CONTACT:
Quintiles
Phil Bridges, Media Relations
+1-919-998-1653 (office) +1-919-457-6347 (mobile)
phil.bridges@quintiles.com
or
Todd Kasper, Investor Relations
+1-919-998-2590
InvestorRelations@quintiles.com